LOAN AGREEMENT


         THIS AGREEMENT is made this 13th day of August, 1997, by and between Bioxide Corporation, a Utah corporation ("Bioxide") and IMG, L.C., a Utah limited liability company ("IMG").

         WHEREAS, Bioxide is owed $25,000 by M.K. Financial and $25,000 by Rocky Mountain Associates (collectively referred to as "Receivables") and;

         WHEREAS, Bioxide desires to have additional funding for its operations and to collect its Receivables; and

         WHEREAS, IMG is willing to purchase the Receivables and give Bioxide a line of credit for $200,000.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Receivables. IMG will purchase the Receivables from Bioxide for $50,000 cash. Such purchase shall be without recourse.

         2. Credit Line. IMG will provide a credit line to Bioxide for up to $200,000 for a period ending on February 15, 1998 at an interest rate of 10% per annum. Bioxide may draw upon this credit line by giving notice to IMG at least three (3) business days in advance. Draws will be in increments of $5,000 and will be represented by promissory notes (a "Note") in customary bank form. All Notes will be due and payable on February 15, 1998.

         3. Conversion of Debt. If Bioxide does not repay any Note on or before its due date, then IMG may convert the unpaid debt into common shares of Bioxide at the rate of $1.00 per share.

         4. Closing. The Closing of the transactions contemplated by this Agreement will occur on September 15, 1997 at 10:00 a.m., at Bioxide's offices in Bountiful, Utah. At the Closing, Bioxide will deliver to IMG original copies of documents evidencing the Receivables and one or more Notes evidencing loans. IMG will deliver to Bioxide $50,000 cash plus cash equal to the face amounts of the Notes.

         5. Investment Representation. If IMG obtains common shares of Bioxide as contemplated by paragraph 3 above, IMG will hold such shares for investment purposes only and not with a view to any distribution thereof. Bioxide may imprint a restrictive legend on the certificates representing such shares and issue appropriate stop transfer instructions with the transfer agent.

         6.       Miscellaneous.

                  (a) This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

                  (c)  This   Agreement   may  be   executed   in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (d) The paragraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when actually received, if personally delivered or sent by U.S. mail, postage pre-paid and return receipt requested, and addressed to the intended recipient as set forth below:

                  If to Bioxide:            380 North 200 West
                                            Suite 101
                                            Bountiful, Utah 84010
                                            Attn:  Dale Karren
                                            Fax:  (801) 294-8307


                  If to IMG:                380 South 200 West
                                            P.O. Box 643
                                            Farmington, Utah 84025
                                            Attn: David G. Derrick
                                            Fax: (801) 582-2360

                  (f) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah, without giving effect to any choice or conflict of law provision or rule.

                  (g) This Agreement may be amended, extended or modified only by a writing signed by the parties. No waiver of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (h) In the event there is a dispute between the parties, they hereby consent to the exclusive jurisdiction of the state and federal courts in Salt Lake or Davis Counties, Utah as the proper forums to resolve the dispute. Process may be served in the manner provided herein for giving notices. The court shall have the authority to award attorneys' fees and related costs to the prevailing party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       IMG, L.C.


                                       By: /s/ David G. Derrick
                                       Its: Manager

                                       Bioxide Corporation

                                       By: /s/ Dale G. Karren
                                       Its: President